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               THIRD AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT


THIS THIRD AMENDMENT (the Third Amendment) is made as of the 23rd day of December, 1998 by and among LECROY CORPORATION (the Borrower), a corporation organized and existing under the laws of the State of Delaware, THE CHASE MANHATTAN BANK (Chase), a New York banking corporation, successor by merger to The Chase Manhattan Bank, N.A., as agent for the Lenders (defined below) under the Credit Agreement (defined below) and as a Lender thereunder and BANKBOSTON, N.A., a national association, successor by merger to Bank of Boston Connecticut (BBNA), as a Lender under the Credit
Agreement.

                            W I T N E S S E T H :

WHEREAS, The Chase Manhattan Bank, N.A., predecessor in interest to The
Chase Manhattan Bank, Chemical Bank now known as The Chase Manhattan Bank, Bank of Boston Connecticut, predecessor in interest to BankBoston, N.A. and Borrower are signatories to a certain Multicurrency Credit Agreement dated as of December 12, 1995 (the Multicurrency Credit Agreement), as amended by that certain Amendment dated as of January 30, 1998 (the First Amendment) and by that certain Second Amendment dated as of March 31, 1998 (the Second
Amendment) (the Multicurrency Credit Agreement, the First Amendment, the
Second Amendment, and as thereafter amended from time to time, the Credit Agreement);

WHEREAS, The Chase Manhattan Bank, N.A. merged into Chemical Bank with
Chemical Bank as the surviving entity and Chemical Bank changed its name to The Chase Manhattan Bank;

WHEREAS, Bank of Boston Connecticut merged into BBNA with BBNA as the surviving entity;

WHEREAS, Chase is now agent (the Agent) for Chase and BBNA (collectively, the Lenders and individually, a Lender) and the Lenders are now Chase and BBNA;

WHEREAS, pursuant to the Credit Agreement, (i) Chase (x) acts as Agent under a revolving credit facility in the maximum principal sum of $15,000,000 and
(y) is a Lender with a combined Commitment (as defined in the Credit
Agreement) in the sum of $11,250,000 and (ii)BBNA is a Lender with a Commitment in the sum of $3,750,000;

WHEREAS, Chase, BBNA and the Borrower desire to amend certain terms and provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, receipt of which is hereby acknowledged and upon the execution and delivery of this Third Amendment by each party hereto and the satisfaction of the conditions set forth in Paragraph
3 below, the Borrower, Chase, as Agent and Lender, and BBNA agree as follows:
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1.	Amendment.  Section 7.01 of the Credit Agreement is deleted in its entirety and the following new Section 7.01 is inserted  in lieu thereof:

SECTION 7.01.	Current Ratio.  The Borrower and its Consolidated
Subsidiaries shall maintain at all times, on a consolidated basis, a Current Ratio of not less than 2.0:1.0, to be measured at the end of each fiscal quarter.

2.	Representations and Warranties.  (a)  The Borrower hereby represents and warrants as follows:

(a)	The execution, delivery and performance by the Borrower of this Third
Amendment has been duly authorized by all necessary corporate action; and

(b) This Third Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought.

3.	Conditions Precedent.  (a)  For purposes of Section 10.01 of the Credit
Agreement, each of the Lenders hereby consents and agrees, as of the Effective Date referred to below, to the terms and provisions of this Third Amendment subject to the Agent's receipt of(and the effectiveness of this Third Amendment shall be conditioned upon such receipt by the Agent of) the Subparagraph 3(b)
Documents (as defined below) specified in subparagraph 3(b) below.   If the
Agent does not receive the Subparagraph 3(b) Documents in the manner and on the date set forth in Subparagraph 3(b) hereof, then this Third Amendment shall not be effective among the parties. If the Subparagraph 3(b) Documents are received by the Agent in the manner and on the date set forth in Subparagraph 3(b) hereof, then this Third Amendment shall be effective among the parties as of the date first above written.

(b) For purposes hereof, the Agent shall receive on the date of the execution and delivery of this Third Amendment by all parties hereto (the Effective
Date) the following documents in form and substance satisfactory to the Agent (the Subparagraph 3(b) Documents) either as copies thereof via telecopy with the originals delivered to the Agent promptly after the Effective Date or as originals:

(i)	Duly executed counterpart of this Third Amendment signed by the Agent, the Lender, BBNA and the Borrower.

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Furthermore, as a condition to the effectiveness of this Third Amendment, the
Borrower certifies (1) that there have been no changes to (A) the Certificate of Incorporation of the Borrower and all amendments thereto or (B) the By-laws of Borrower as amended since the delivery of such items to the Agent on April 25, 1997, (2) that the Borrower has duly authorized the extension and modifications contemplated by this Third Amendment, (3) that the officer of the Borrower executing this Third Amendment is duly authorized to execute this Third Amendment and (4) that no Articles of Dissolution of the Borrower have been filed with the Secretary of State of the State of Delaware.

4.	Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all reasonable fees and expenses of the Agent and the Lenders in connection with the preparation, negotiation, execution, delivery, administration, modification and amendment of this Third Amendment, including without limitation, the reasonable fees and expenses of counsel for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their respective rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Third Amendment, including, without limitation, reasonable fees and expenses of counsel in connection with the enforcement of rights under the Credit Agreement, as amended by this Third Amendment.

5.	Agreement.  Except as specifically amended hereby, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

6.	Capitalized Terms.  All capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

7.	Counterparts.  This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.	Governing Law.  This Third Amendment shall be governed by, and construed and enforced in accordance with, the internal, substantive laws of the State of New York without giving effect to the conflict of law rules thereof.

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IN WITNESS WHEREOF, the parties to this Second Amendment have caused their signatures to be affixed hereto the date above first written.


                                   LECROY CORPORATION

                                   By: /S/ John C. Maag
                                   Name:	John C. Maag
                                   Title:	Chief Financial Officer



                                   THE CHASE MANHATTAN BANK,
                                   successor by merger to The Chase Manhattan
                                   Bank, N.A. and formerly known as Chemical
                                   Bank, as Agent and Lender


                                   By: /S/ C. William Cosgrove
                                   Name:	C. William Cosgrove
                                   Title:	Vice President



                                   BANKBOSTON, N.A., successor by merger
                                   to Bank of Boston Connecticut


                                   By: /S/ John Murphy
                                   Name:	John Murphy
                                   Title:	Senior Vice President